UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2015 (September 1, 2015)

Rockdale Resources Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston TX	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 23, 2015, Rockdale Resources Corporation (the “Company”, “we”, “us” or “Rockdale”) entered into a Purchase and Sale Agreement with SUDS Properties, LLC (“SUDS” and the “Purchase Agreement”).  SUDS is 100% owned by Jovian Resources LLC (“Jovian”).  Mr. Zel C. Khan, our President and CEO, is the former manager of Jovian.  Pursuant to the Purchase Agreement, we acquired a 10% working interest in the SUDS field located in Creek County Oklahoma, in exchange for 10,586,805 shares of restricted common stock, representing 33% of our outstanding common stock. Such shares were calculated based on the relative P1 reserves currently owned by Rockdale and the P1 reserves being acquired through the transaction without regard to the Rockdale common share price. Based on the current market value of Rockdale stock at $0.06 per share, the price paid was $635,208 or $4.21 dollars per barrel of oil (Bbl). Through this transaction, the Company increased its reserve base by approximately 151,000 Bbls of (1P) proven reserves. The acquisition will be effective October 1, 2015 for all purposes. Concurrently with the purchase, Jovian agreed to assign to Rockdale all rights to be the operator of the SUDS unit under a standard operating agreement.

The description of the Purchase Agreement above is qualified in its entirety by the Purchase Agreement as filed as Exhibit 2.1 hereto, which is incorporated by reference herein in its entirety.

Item 3.02 Unregistered Sale of Equity Securities.

On July 31, 2015, Rockdale’s May 2015 private offering to accredited investors (as disclosed in the Form 10-Q for the three months ended June 30, 2015, as filed with the Securities and Exchange Commission on August 14, 2015) was closed ahead of schedule due to a decline in the price of oil and a decline in our share value to $0.06/share on the OTC Pink market exchange.

On September 1, 2015, Rockdale’s Board of Directors agreed to start a new private offering of units at $6,000 per unit (with each unit consisting of 100,000 shares of restricted common stock and a warrant to purchase an additional 100,000 shares of common stock at $0.10/share at any time prior to August 31, 2018). We will claim an exemption from registration for the issuances pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances will not involve a public offering, the recipients will be “accredited investors”, the recipients will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities will be offered without any general solicitation by us or our representatives. No underwriters or agents will be involved in the foregoing sales and we will pay no underwriting discounts or commissions. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

On September 23, 2015, Rockdale’s Board of Directors agreed to issue Mr. Zel C. Khan, the CEO and President of the Company, 1,000,000 shares of Rockdale’s restricted common stock in consideration for entering into the employment agreement as described below under Item 5.02.

On September 23, 2015, we issued 10,586,805 shares of restricted common stock to SUDS in connection with the Purchase Agreement described above under Item 2.01.

The shares of common stock were issued in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D of the Securities Act. The shareholders represented to us that they are accredited investors within the meaning of Rule 501(a) of Regulation D of the Securities Act, and that they acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The shares were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2015, Zel C. Khan, age 41, entered into an employment agreement with the Company effective October 1, 2015 to serve as our President and Chief Executive Officer for an initial term of twenty four (24) months (automatically renewable thereafter for additional one year terms). The agreement provides that the Company will pay Mr. Khan an annual base salary of $160,000, with a provision for deferral of current payments until such time that the Company is cash flow positive. The Company will issue one warrant to purchase one share of the Company’s restricted common stock at an exercise price of $0.20 cents per share for each dollar of gross salary that is deferred, in the form of warrant filed herewith as Exhibit 10.2. The Warrants will have a term of 36 months from date of grant, which will be quarterly.

As consideration for the deferral agreement, the Company has agreed to issue warrants for purchase of additional shares at a future date. The Warrants will provide that they can be exercised at any time during a 36 month period from date of grant. Mr. Khan also received a one-time grant of one million (1,000,000) restricted shares of the Company’s common stock (the “Shares”), effective October 1, 2015. The Shares shall be forfeited should the employment agreement be terminated for any reason prior to the conclusion of the initial 24-month term at a rate equal to 41,666 of the Shares for each whole month that the employment period is terminated prior to the conclusion of the initial 24-month term.

In the event Mr. Khan’s employment is terminated for any reason other than without cause by the Company, he is to receive the compensation earned by him as of such termination date and is required to return the pro rata portion of the one million shares of common stock issued to him as described above for the applicable remaining period of the initial twenty-four (24) month term.  In the event Mr. Khan’s employment is terminated by the Company without cause, he is required to receive severance pay equal to two months of his base salary. “Cause” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, unethical business conduct, disloyalty, fraud or breach of fiduciary duty, (ii) reporting to work under the influence of alcohol, (iii) the use of illegal drugs (whether or not at the workplace) or other conduct, which could reasonably be expected to, or which does, cause the Company or any of its affiliates public disgrace or disrepute or economic harm, (iv) repeated failure to perform duties as reasonably directed by the Board of Directors, (v) gross negligence or willful misconduct with respect to the Company or its affiliates or in the performance of Mr. Khan’s duties under the agreement, (vi) obtaining any personal profit not thoroughly disclosed to and approved by the board in connection with any transaction entered into by, or on behalf of, the Company or any of its affiliates, or (vii) violating any of the terms of the Company’s or its affiliates’ rules or policies applicable to Mr. Khan which, if curable, is not cured to the board’s reasonable satisfaction within fifteen (15) days after written notice thereof to Mr. Khan, or any other material breach of the agreement or any other agreement between Mr. Khan and the Company or any of its affiliates which, if curable, is not cured to the board’s reasonable satisfaction within fifteen (15) days after written notice thereof to Mr. Khan.

The employment agreement includes a non-solicitation/non-interference clause which applies for two years after the termination date of the employment agreement. The employment agreement also requires Mr. Khan to submit to the board all business, commercial and investment opportunities or offers presented to Mr. Khan or of which Mr. Khan becomes aware which relate to the business of the Company or its affiliates.

There are no family relationships between Mr. Khan and any of our other directors or executive officers.

The description of the employment agreement and warrant above are qualified in its entirety by the employment agreement and form of warrant as filed as Exhibits 10.1 and 10.2 hereto, respectively, which are incorporated by reference herein in their entirety.

Item 9.01 Financial Statements And Exhibits.

(a)  Financial Statements of Businesses Acquired.

Financial statements relating to the acquisition contemplated by the Purchase Agreement are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

Pro forma financial information relating to the acquisition contemplated by the Purchase Agreement are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement effective October 1, 2015, by and between SUDS Properties, LLC and Rockdale Resources Corporation
10.1*	Employment Agreement with Mr. Zel C. Khan dated September 23, 2015
10.2*	Form of Warrant Agreement for the deferral of Mr. Khan’s salary

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockdale Resources Corporation

By:	/s/ Leo Womack
Leo Womack Chairman

Date: September 25, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Purchase and Sale Agreement effective October 1, 2015, by and between SUDS Properties, LLC and Rockdale Resources Corporation
10.1*	Employment Agreement with Mr. Zel C. Khan dated September 23, 2015
10.2*	Form of Warrant Agreement for the deferral of Mr. Khan’s salary

* Filed herewith.